UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021

AEMETIS, INC.
(Exact name of registrant as specified in its charter)

______________

Nevada	001-36475	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(Address of Principal Executive Office) (Zip Code)

(408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Title of class of registered securities Common Stock, par value $0.001 per share	Ticker Symbol AMTX	Name of exchange on which registered NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Fuel Ethanol Purchase and Sale Agreement

On June 9, 2021, Aemetis Advanced Fuels Keyes, Inc. (the “Seller”), a wholly owned subsidiary of Aemetis, Inc. (the “Company”), entered into a Fuel Ethanol Purchase and Sale Agreement (the “Agreement”) with Murex, LLC, a Texas limited liability company (the “Buyer”) effective October 1, 2021.

Under the Agreement, the Seller has agreed to sell to the Buyer, and the Buyer has agreed to buy from the Seller, all of Fuel Ethanol and Cellulosic Ethanol produced from the Company’s ethanol production plant located in Keyes, California or the Company’s ethanol production plant located in Riverbank, California (together, the “Plants”). The Seller retains the exclusive right to separately market and sell all non-Fuel Ethanol produced at the Plants. The initial term of the Agreement is twenty-four (24) months, followed by renewal terms of one (1) year each that renew automatically unless a notice is given by either party at least ninety (90) days prior to the end of the ongoing term. The Buyer will pay the Seller the actual sale price invoiced by the Buyer to its third-party customer for sales of Fuel Ethanol less expenses and a commission fee. The Agreement also contains provisions addressing other matters, including quantity calculation, treatment of Renewable Identification Numbers and Low Carbon Fuel Standard Credits, quality requirement and auditing of records.

The Agreement contains representations, warranties, and indemnity obligations customary for agreements of this type.

The summary of the Agreement in this Current Report does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto. Capitalized but undefined terms shall have the meaning set forth in the Agreement.

Item 7.01 Regulation FD Disclosure

On June 14, 2021, the Company issued a press release announcing the entry into the Fuel Ethanol Purchase and Sale Agreement as disclosed under Item 1.01 of this Current Report.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The information contained herein and the attached Exhibit 99.1 are furnished under this Item 7.01 of this Current Report and is furnished to, but for purposes of Section 18 of the Securities Exchange Act of 1934, shall not be deemed filed with, the Securities and Exchange Commission. The information contained herein and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated therein.

Item 9.01          Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of the Exhibit

10.1*+	Fuel Ethanol Purchase and Sale Agreement, dated as of June 9, 2021
99.1	Press Release, dated June 14, 2021

* Schedules and exhibits to the Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

+ Certain portions of this exhibit are omitted because they are not material and would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

June 14, 2021	By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer